LARSSON, WOODYARD & HENSON, LLP
                        CERTIFIED PUBLIC ACCOUNTANTS
         702 E. COURT STREET, P.O. BOX 426, PARIS, ILLINOIS 61944
                 TEL: (217) 465-6494, FAX: (217) 465-6499



                                                     EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 20, 1995 included in CSB Financial Group, Inc.'s Form 10-KSB for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.



                              /s/ Larsson Woodyard & Henson LLP

                              LARRSON WOODYARD & HENSON LLP



Paris, Illinois
August 14, 1996